Venture Global Announces Final Investment Decision and Financial Close for
Phase 1 of CP2 LNG
    $15.1 billion project financing for CP2 Phase 1 formally launches company’s 3rd project
    Project expected to make Venture Global the largest exporter of US LNG
    Unprecedented milestone of four FIDs in less than 6 years, with over $80 billion in capital markets transactions
Arlington, Va. – Today, Venture Global, Inc. (NYSE: VG) is announcing a final investment decision (FID) and successful closing of the $15.1 billion project financing for the first phase of the company’s third project, Venture Global CP2 LNG (CP2), together with the associated CP Express Pipeline. This milestone represents the largest standalone project financing ever, and the second largest project financing after the combined financings of Venture Global’s Plaquemines LNG. The transaction garnered enormous interest from the world’s leading banks, resulting in over $34 billion of commitments, and required no outside equity investment.
“We are extremely proud to have taken FID on our third greenfield project in under 6 years with over $80 billion in capital markets transactions executed to date,” said Venture Global CEO Mike Sabel. “This success would not be possible without the dedication and relentless execution of the entire Venture Global team. Our significant early investments and work on the project make CP2 the most advanced project at FID to date. This project, fully owned by Venture Global and our shareholders, is expected to deliver reliable American LNG to the world beginning in 2027.”
CP2 will have a peak production capacity of 28 MTPA. Phase 1 has contracted long-term SPAs with customers in Europe, Asia and the rest of the world. Accordingly, CP2 is a strategically important project to global energy supply and security. Venture Global now has a total contracted capacity of 43.5 MTPA across all three of its projects in Louisiana.
The lender group for the construction financing is comprised of the world’s leading banks, signaling significant demand for U.S. LNG investment not only in the United States but also in Europe and Asia. The lender group includes:  Bank of America, Barclays, Bayern LB, BBVA, CIBC, Deutsche Bank, FirstBank, Flagstar, Goldman Sachs, Helaba, ICBC, ING, Intesa, J.P. Morgan, LBBW, Mizuho, MUFG, Natixis, NBC, Nord LB, Raymond James, RBC, Regions, Santander, Scotiabank, SMBC, Standard Chartered, Truist and Wells Fargo.

ING and Santander served as Lead Arrangers for CP2 LNG Phase 1’s Construction Term Loan and Working Capital Facility, while Bank of America and Scotiabank served as Lead Arrangers for CP2 LNG Phase 1’s Equity Bridge Loan. Latham & Watkins LLP served as counsel to Venture Global and Skadden, Arps, Slate, Meagher & Flom LLP served as counsel to lenders across all facilities.

About Venture Global
Venture Global is an American producer and exporter of low-cost U.S. liquefied natural gas (LNG) with over 100 MTPA of capacity in production, construction, or development. Venture Global began producing LNG from its first facility in 2022 and is now one of the largest LNG exporters in the United States. The company’s vertically integrated business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. The company’s first three projects, Calcasieu Pass, Plaquemines LNG, and CP2 LNG, are located in Louisiana along the U.S. Gulf Coast. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.
Forward-looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.
These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include statements about our future performance, our contracts, our anticipated growth strategies and anticipated trends impacting our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Those factors include our need for significant additional capital to construct and complete future projects and related assets, and our potential inability to secure such financing on acceptable terms, or at all; our potential inability to accurately estimate costs for our projects, and the risk that the construction and operations of natural gas pipelines and pipeline connections for our projects suffer cost overruns and delays related to obtaining regulatory approvals, development risks, labor costs, unavailability of skilled workers, operational hazards and other risks; the uncertainty regarding the future of global trade dynamics, international trade agreements and the United States’ position on international trade, including the effects of tariffs; our dependence on our EPC and other contractors for the successful completion of our projects, including the potential inability of our contractors to perform their obligations under their contracts; various economic and political factors, including opposition by environmental or other public interest groups, or the lack of local government and community support required for our projects, which could negatively affect the permitting status, timing or overall development, construction and operation of our projects; and risks related to other factors discussed under “Item 1A.—Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC.

Any forward-looking statements contained herein speak only as of the date of this press release and are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements to reflect subsequent events or circumstances, except as may be required by law.
Investor contact:
Ben Nolan
IR@ventureglobalLNG.com
Media contact:
Shaylyn Hynes
press@ventureglobalLNG.com